Exhibit 99.1

Filed by NetLogic Microsystems, Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Commission File No. 000-50838

FINAL TRANSCRIPT

Conference Call Transcript NETL - NetLogic Microsystems RMI Corporation Merger Announcement Event Date/Time: Jun 01, 2009 / 12:30PM GMT

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Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

CORPORATE PARTICIPANTS

Leslie Green

NetLogic Microsystems - IR

Ron Jankov

NetLogic Microsystems - President, CEO

Behrooz Abdi

RMI Corporation - President, CEO

Mike Tate

NetLogic Microsystems - CFO

CONFERENCE CALL PARTICIPANTS

Adam Benjamin

Jefferies & Co. - Analyst

Sandy Harrison

Signal Hill - Analyst

Matt Robison

Wedbush Morgan Security - Analyst

Suji De Silva

Kaufman Brothers - Analyst

Nicholas Aberle

Caris & Co. - Analyst

Ruben Roy

Pacific Crest - Analyst

Alex Gauna

JMP Securities - Analyst

Gary Mobley

Noble Financial Group - Analyst

Hans Mosesman

Raymond James - Analyst

Kevin Cassidy

Thomas Weisel Partners - Analyst

PRESENTATION

Operator

Good morning, and welcome to the NetLogic Microsystems/RMI Corporation merger announcement conference call. Leading the call today are Ron Jankov, President and Chief Executive Officer of NetLogic Microsystems; Mike Tate, Vice President and Chief Financial Officer of NetLogic Microsystems; and Behrooz Abdi, President and Chief Executive Officer of RMI Corporation.

My name is Josh and I’ll be your coordinator for today. At this time all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of this conference. (Operator Instructions). I’d now like to turn the call over to Leslie Green, Investor Relations from NetLogic Microsystems. You may proceed.

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Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Leslie Green - NetLogic Microsystems - IR

Thank you, Joshua, and good morning, everyone. Please note that the press release regarding this morning’s announcement was disseminated by Business Wire at approximately 5 a.m. Pacific Time today and a copy of the release can be downloaded from our website at NetLogicmicro.com.

Before we get started with the discussion of today’s announcement I’d like to point out that during the course of this conference call we will be making forward-looking statements that are based on certain assumptions and expectations of future events that are subject to a number of risks and uncertainties and actual results may differ materially. For a discussion of such risks and uncertainties, please see today’s release for the risk factors in our Form — 10-K filed with the SEC on March 4, 2009 and our Form 10-Q filed with the SEC on May 5, 2009, as well as other reports the Company files from time to time with the SEC.

All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to publicly update forward-looking statements for any reason except as required by law even as new information becomes available or other events occur in the future. I will now turn the call over to Ron Jankov, to discuss today’s announcement. Ron.

Ron Jankov - NetLogic Microsystems - President, CEO

Thank you, Leslie. Good morning, everyone, and thank you for joining us today. We are very pleased to announce today that we have entered into a definitive agreement to merge with RMI Corporation, a worldwide leader in high-performance Multi-Core and Multi-Threaded processing solutions for networking, communications, data center, storage and security.

For those of you who may not be familiar with RMI I’d like to give you a little background on the Company. RMI is a private fabless semiconductor company founded in 2001 by Atiq Raza. Atiq previously founded NexGen, Inc. which merged with AMD in January of 1996 and went on to become President of AMD where he was responsible for laying the foundation of AMD’s processor roadmap in the late 1990s that gave them their most profitable period in the x86 market and oversaw the lunch and ramp of the Athlon processor.

After he left AMD in September 1999, Atiq formed RMI in 2001 and recruited some of the most well respected processor designers in the market. We are pleased to announce that Atiq will be joining our Technical Advisory Board as Chief Technical Advisor following the close. We’re very excited to have such an industry visionary and technology stalwart in advanced processor architectures to be part of our team going forward.

Today RMI specializes in high-performance, low-power processors for communications, networking, data center, security, storage, industrial and media rich applications. Its industry-leading products include the XLP, XLR, and XLS family of high-performance Multi-Core, Multi-Threaded Processors for converged IP networks. The XLR and XLS processors have been successfully designed and are ramping high volumes into next generation 3G/4G mobile wireless infrastructure system, high-performance switches and routers, security appliances and storage appliances at Tier 1 OEMs worldwide.

The recently announced XLP further enhances the data plane and control plane processing performance even in the most technically challenging network environments and has already received strong interest levels from these OEMs. In addition, RMI offers a family of ultra low-power processors for high-volume enterprise, industrial and media rich applications which are gaining significant design win momentum in many new enterprise, industrial and media rich devices.

We are excited by the opportunities presented by this merger because of the remarkable synergies in our technologies, customers, geographic locations and company cultures. Further, we believe that our individual strengths can be successfully leveraged into tremendous growth potential for the combined entity. Similar to the growth drivers that are opening up new opportunities for our knowledge-based processors and high-performance physical layer products, the rapid growth in converged IP traffic and demand for the support of advanced IP services such as video, 3G/4G, voice over IP and enhanced security are opening up new opportunities for high-performance Multi-Core, Multi-Threaded processors.

The ever-increasing bandwidth and complexity of today’s IP traffic coupled with the rapidly evolving technological requirements of these services are causing a transformational paradigm shift in the data plane processing market from the use of fixed function ASICs to highly programmable Multi-Core, Multi-Threaded processors. RMI has established a leadership position in this rapidly growing market for data-in-flight processors because it offers a portfolio of products that is unmatched in its industry in terms of performance, scalability and programmability.

While RMI has established a leadership position in the highly profitable high-speed data plane security and storage processing market which is currently estimated to me between $500 million to $1 billion, RMI’s superior technology and product portfolio is poised to address new opportunities in high-performance switching and routing control plane processing which is expected to be approximately $2.5 billion servable market. Beyond that we believe that there are exciting opportunities in the high volume ultra low-power embedded processing market for enterprise, industrial and media rich applications which is estimated to expand the TAM to $6 billion.

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Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

What truly sets RMI’s technology ahead of its competition are four areas of architectural innovations that contribute to its industry-leading performance. First, RMI has developed a breakthrough processor core targeted to run at over 2 GHz and provides best in class performance for data plane and control plane processing and high-performance systems.

Second, RMI offers a unique multi-threading architecture that dramatically reduces the impact of memory latency and further maximizes processing efficiencies allowing up to 4X improvement in data-in-flight performance compared to single-threaded processors.

Third, its proprietary Fast Messaging Network is a highly optimized processor core-to -core interconnect that significantly improves the speed and efficiency of communications among all of the on-chip processors when compared with competitive solutions that use a simplistic shared bus architecture. In other words, the Fast Messaging Network is like a wide 20-lane highway versus the competition’s single lane highway.

And finally, because of the memory-intensive processing requirements for data-in-flight applications RMI’s state-of-the-art Memory Distributed Interconnect provides 10X to 40X improvement in performance over competitive solutions that connect the processing cores to memory by a simple shared bus architecture.

In sum, RMI’s products utilize the most powerful processor cores with highly advanced multi-threading technology as well as multiple ultra efficient high-speed interconnects among processor cores and between processors and memory. These architectural innovations dramatically reduce bottlenecks associated with fast path data-in-flight applications.

The combination of these unique architectures allows RMI to achieve the industry’s best performance as well as to offer unprecedented scalability of its processors, which is particularly critical in security and storage appliances and communications infrastructure equipment such as wireless base stations, access boxes, radio network controllers, 3G/4G gateways and advanced switches and routers, where the bandwidth and complexity of traffic continues to grow at exponential rates.

This sophisticated, finely tuned pipeline architecture has allowed RMI to achieve up to 10X greater performance in advanced data plane and control plane processing applications compared to competing architectures while achieving much lower power consumption. Also RMI has successfully executed on delivering products and advanced technology nodes including the recently introduced XLP processor on TSMC’s 40 nm node allowing additional power and performance capabilities.

With its unparalleled technology RMI has amassed a very impressive portfolio of strategic design wins at a wide range of leading customers such as Alcatel-Lucent, Aruba, Checkpoint, Cisco, Datang Mobile, Dell, Fujitsu, HP, Huawei, Huawei-Symantec, Huawei 3Com, IBM, Juniper, LG, McAfee, Motorola, NEC, Samsung, Sun and ZTE among others. This is truly an impressive list, especially considering that RMI is a private company, and this is a testament to its innovation and superior execution.

These design wins are extremely sticky as the software development necessary to integrate Multi-Core, Multi-Threaded Processors into a system design is extensive. Many of these design wins are just beginning to ramp to volume production, as is evidenced by the fact that RMI’s revenues of its family of XLR and XLS high performance Multi-Core, Multi-Threaded Processors have been growing sequentially for over 10 consecutive quarters including Q4 2008 and Q1 2009 despite the difficult economic environment. Similar to our own product cycle, design wins for these advanced solutions can take from 18 to 36 months to ramp to volume production and typically have a lifecycle of five to seven years.

RMI has been a strong partner of ours for quite some time and we’ve worked closely together in a number of strategic NETL7 design opportunities for the high-end Layer 7 market. We are very excited about the prospect of combining our two companies as the synergies between the two are very strong.

First, both companies are designing full custom circuits at TSMC’s industry leading 40 nm process technology. This will enhance our ability to leverage our respective design methodologies, IP portfolio and operational expertise to bring products to market more quickly and efficiently on this advanced product node. This is a testament to both companies’ commitment to being the leader in the development of next-generation networking and communications equipment. Compared with 65 nm technology 40 nm offers 50% smaller die size, 30% lower power and 30% higher performance.

Second, our respective market segments are highly complimentary resulting in tremendous opportunity to leverage each company’s successes to provide synergistic solutions to key customers and applications. For example, RMI has established itself as a leader in the security and storage markets and supplies products to six of the top seven high-performance security appliance customers, including Checkpoint, Huawei-Symantec, IBM, Juniper, McAfee and TippingPoint and should facilitate us to further penetrate this market.

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Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

This is a new market for us which could benefit from complementary solutions such as our NETL7 processors. RMI products are also designed to meet the needs of the wireless and wireline infrastructure market as the market requires wire speed performance, high programmability and increasing levels of scalability. As a result RMI has achieved strong design win success in 3G/4G wireless infrastructure equipment across multiple platforms at Alcatel-Lucent, Datang Mobile, Fujitsu, Huawei, Juniper, NEC and ZTE including in basestation, radio network controller and access gateway platforms.

As many of you know, we’ve had much success in penetrating all the top companies in this rapidly growing space for NetLogic such as Alcatel-Lucent, ALAXALA, Ericsson, Fujitsu, Hitachi, Motorola, NEC, Nokia-Siemens, Redback/Ericsson and Tellabs and we are excited to further strengthen our customer relationships including with our largest customer, Cisco Systems, by offering additional best-in-class products from RMI.

The third area of synergy is manufacturing and R&D. Both companies utilize TSMC as its primary fab and many of the same back-end suppliers and therefore we believe that we can achieve benefits of scale by joining forces and driving operational leverages in the cost structure of the combined company. We also believe that we can improve yield in our products by sharing our expertise and strategies.

Moreover the combination of the two companies’ R&D centers will bring together critical skill sets in high-speed circuit design, processor architectures, innovative low power techniques and advanced manufacturing process nodes, as well as software expertise that will enable us to further raise the bar of innovation in the industry and to continue to deliver best-in-class products and solutions.

We also believe that there are tremendous synergies in our geographic footprint. Our headquarters are only 10 miles apart in Silicon Valley and we both have international design centers in India and China. RMI also has a facility in Austin, Texas which has become a center for processor design. We are very excited to bring this talented group on board as they have developed an advanced processor pipeline design that achieves very low power consumption thereby addressing one of the major issues in processing today.

And finally, a fifth key element of synergy as that we share a common corporate cultures and values that are driven by strong technical excellence, innovation and execution resulting in successful track records of delivering best-in-class products to our respective customers. We are very excited to have the opportunity to bring such a talented and proven team of RMI employees into the Company.

We are especially pleased to welcome RMI’s President and CEO, Behrooz Abdi, who will join NetLogic Microsystems as Executive Vice President and General Manager. Behrooz comes to us with nearly 25 years of experience in the semiconductor industry and a proven track record of growing profitable businesses at Qualcomm and Motorola SPS. At Qualcomm Behrooz was Senior Vice President and General Manager of Qualcomm’s CDMA technologies and during his tenure QCT became the driving force behind the Company’s transition to 65 nm and 45 nm technology.

Also during his tenure QCT successfully acquired and integrated several product and technology companies and moved into the top 10 list of semiconductor companies worldwide. We believe that Behrooz and his team will be a tremendous asset to our combined company.

The timing for this transaction came as a result of our close collaboration over the years and the realization that our product development efforts and our corporate vision have many similarities which make the combination very compelling. We believe that our collective engineering expertise and development efforts can allow us to accelerate the product roadmaps of both companies and provide tremendous growth opportunity over the next several years.

Therefore we are very committed to continuing to invest in RMI’s products, architecture and roadmap as well as our own, in order to build an enterprise that can scale beyond what either can achieve on its own. We believe that this combination of NetLogic Microsystems and RMI will present a number of benefits for our customers as well. First, the ability to tightly integrate our collective products allows us to optimize performance between these critical data-in-flight components providing better efficiency and ease of use for design engineers.

Second, the combined entity will eliminate the concern of some Tier 1 customers regarding the long-term financial strength of a standalone RMI, allowing customers the freedom to design in RMI’s outstanding products without the worry of long-term support.

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Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Third, we are confident that our combined customer support teams will be able to offer improved services and support to further enhance the customer experience. And finally, the combined power of innovation to create platform level solution will further strengthen our customers’ ability to support the expected exponential growth in converged IP traffic.

In closing, this is a very exciting opportunity for us. The merger with RMI Corporation will enable us to leverage technology, customer, manufacturing, geographical and cultural synergies to create new opportunities for growth in high-speed data plane and control plane processing. RMI’s industry leading Multi-Core Multi-Threaded Processors will complement our existing portfolio of advanced knowledge-based processors, content processors, network search engines and 10 to 100 Gigabit Ethernet PHY products, strengthening and expanding our customer base and diversifying our end market penetration.

The combined entity significantly expands our addressable market and creates a company with an unparalleled breadth of high-performance solutions spanning a wide range of applications. We believe this transaction will uniquely position us by being able to offer our customers truly differentiated solutions that enable them to develop equipment that handles the growing complexity and speeds of the network. With that said I would like to turn the call over to Behrooz Abdi to share his thoughts on this transaction. Behrooz.

Behrooz Abdi - RMI Corporation - President, CEO

Thank you, Ron. On behalf of RMI, we’re very pleased to announce this merger with NetLogic Microsystems and to become part of this powerful combination. This is an exciting time in both RMI’s development and in the evolution of the high-speed processing market as the capabilities of our advanced products are aligning perfectly with the rigorous processing demands in security, storage, telecommunications, data center and enterprise networking.

We believe that our recently announced XLP family of products will revolutionize data-in-flight processing by allowing superior performance and wire speed throughput even in the most technically challenging networking environments. At the same time our Ultra Low-Power Processors are designed to meet the most demanding requirements of high-volume enterprise, industrial and media rich applications.

Our solutions have been designed in at a host of Tier 1 companies around the world and across a variety of end market applications and we expect to ramp to volume production over the next several years. We strongly believe there is a near perfect fit with NetLogic Microsystems. NetLogic Microsystems is the leader in knowledge-based processing and 10 Gigabit Ethernet physical layer solutions and our products are naturally complementary.

We share a dedication to excellence in product innovation and have significantly advanced the technology roadmaps in both our respective industries. Both companies utilize full custom circuit design. Both are designing on 40 nm process technology and both have achieved critical successes in supporting the needs of the most complex and demanding networking and communications environments.

We are excited to work together to expand the breadth and penetration of both companies in the marketplace. Being a part of NetLogic Microsystems will give RMI the financial strength and public company transparency to pursue design opportunities that would not have previously been available to us. We believe that this combination will allow us to grow our business effectively.

Also this comes at a great point in time in which the rapidly evolving technological requirements of advanced IP services are opening up new opportunities for high-performance Multi-Core Multi-Threaded Processors. For our customers we believe that this combination will be very positive as well. They will now have the ability to utilize our powerful processors in their next generation designs with the assurance of long-term support and investment.

Further, both companies share a commitment to superior customer service and our combined infrastructure will further enhance the customer experience. And finally, this combination is great for our valued employees who have worked creatively and tirelessly over the years to deliver on Atiq’s vision of creating a premier processor company with innovative products for the next generation of Internet.

This merger combines two companies that have very similar cultures and geographic footprints which will enable the combined entity to leverage the exceptional talent for our employees around the world and to continue to invest in the products and technologies that have defined our success since the Company’s inception.

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Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

I couldn’t be more pleased with this outcome and look forward to working with Ron and the rest of the NetLogic Microsystems team to build an even greater company around these powerful products and technologies. I will now turn the call over to Mike Tate to discuss the specifics of the transaction. Mike.

Mike Tate - NetLogic Microsystems - CFO

Thank you, Behrooz; good morning, everyone. First, I would like to give some financial details in regards to today’s announced merger with RMI. We anticipate the transaction to close by the end of the third quarter of this year following NetLogic’s shareholders’ approval of the issuance of our shares, regulatory approval and other customary closing conditions. Both companies’ Boards of Directors have approved the merger and the holders of the majority of RMI’s shares have consented to the transaction.

Under the terms of the agreement NetLogic will pay the stockholders of RMI a combination of cash and shares of NetLogic at the closing date. Also the transaction has a revenue-based earnout for the acquired business for the first full 12 months following the closing date where we may pay additional cash and shares to RMI stockholders. The amount of cash and shares for the consideration paid upon closing, and for the earnout if any, will both be determined based on the average closing price of NetLogic Microsystems stock for the 20-day period ending the third trading day prior to the closing subject to an agreed-upon collar.

The estimated number of shares of common stock to the issued on the closing date is between 5.1 million to 6.5 million shares of our common stock to the preferred shareholders of RMI. And based on last Friday’s closing price of $32.72 which falls within our collar, the shares are valued at approximately $175.4 million. 50% of the shares payable upon closing will be subject to a six-month lockup and the other 50% will be subject to a 12-month lockup.

The estimated amount of cash paid on the closing date is $8 million to RMI’s common stockholders. Additionally, if the maximum earnout is achieved, the range of additional NetLogic common shares to the issued would be between 1.6 million to 2.5 million shares and at last Friday’s closing price of $32.72 the estimated additional amount of cash to be paid at the full achievement of the earn-out would be $6.5 million, which at such stock-price values the maximum earnout at approximately and $68 million.

A portion of the consideration payable to stockholders of RMI will be placed into escrow pursuant to the terms of the definitive agreement. NetLogic Microsystems will also grant common stock, restricted stock units, and stock options to employees of RMI who join NetLogic Microsystems following the close of the merger. The estimated amount of common stock and restricted stock units is between 1.1 million and 1.5 million shares as well as between 1.5 million and 2 million shares of employee stock options. NetLogic Microsystems will not be assuming any current RMI Corporation employee stock options or shareholder warrants.

RMI completed its calendar first quarter 2009 with $17.1 million in revenues. We expect the RMI revenues to enjoy solid growth from this level given its strong pipeline of designs and the anticipated growth of the high-speed data-in-flight processing market.

We expect the combination of RMI and our recently announced acquisition of IDT’s network search engine business will be accretive to current Wall Street analyst projections for our second half of 2009 and 2010 non-GAAP EPS. Both transactions are expected to close over the next two to four months; however, until the exact timing is clear, we will hold off providing detailed guidance updates for our Q3 and Q4 2009.

As we look into 2010 we believe our combined revenues including both acquisitions will total over $275 million. At this level we would not anticipate any earnout payment in connection with the RMI merger. The gross margins for the RMI business are currently in the low 60% range. We believe given the increasing mix of high-end processor revenues for the 3G and 4G wireless and security markets coupled with our focus on operational execution and synergies, that the gross margins for this business will be at our corporate non-GAAP gross margin model of 65% by the end of 2010.

With the addition of RMI employees we believe our combined headcount will be approximately 500 employees. We expect the RMI and the IDT network search engine business will add approximately $53 million in non-GAAP operating expenses in 2010. We also expect to close on a senior bank debt facility and a line of credit this month which will provide adequate level of liquidity for the Company that could result in approximately $1 million of interest expense in 2010. We do not see these transactions significantly changing our tax provision and expect an approximately 5% non-GAAP tax provision in 2010.

At these levels we believe our 2010 non-GAAP EPS should the approximately $1.60. On a GAAP basis this transaction, as well as the IDT acquisition, will increase our amortization of intangible assets, fair value for inventory adjustments, stock-based compensation and merger-related expenses such as accounting, banking and legal fees. These amounts have not been estimated at this time and we excluded such amounts from our non-GAAP results. This concludes our prepared remarks for the call and now we’re happy to turn the call over to the operator for questions. Thank you.

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Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

QUESTION AND ANSWER

Operator

(Operator Instructions). Adam Benjamin, Jefferies & Co.

Adam Benjamin - Jefferies & Co. - Analyst

Congrats. You’ve obviously been quite busy here. Just want to follow up, from my understanding and from folks out there, there are two pieces of the RMI business; you’ve talked a lot about the communication side business which fits strategically with yours. Can you talk a little bit about the consumer piece of that business, rough magnitude and how you plan on looking at that business going forward whether maybe potentially divesting it or how you think about that revenue stream? Thanks.

Ron Jankov - NetLogic Microsystems - President, CEO

RMI has developed an Ultra Low-Power Pipeline Processor, it’s extremely low power, particularly compared when it’s running 600 to 800 MHz, only burning about half a watt and that’s when it’s running disk access, operating systems as well as complex video applications. So because of this Ultra Low-Power at this high-performance point it’s quite applicable not specifically to consumer but to a broad base of applications. And enterprise things like Thin Clients, industrial equipment and other — many other embedded applications. So it’s quite broadly deployed, not specifically just at consumer.

And this is an excellent product that’s getting great traction, in fact it’s design win profile has been increasing quite nicely especially in the first half of 2009 and also Behrooz’s team has recently delivered a brand-new version of that product in 80 nm which is very, very competitive in terms of die size and, again, takes it to another level of performance and power optimization. So we’re very excited about that piece of the business and we expect to invest in it and grow it.

Adam Benjamin - Jefferies & Co. - Analyst

Got you. And then just one last question on the comm side; you guys have been working together for some time, you announced some partnerships or reference designs together. In terms of how we should be thinking about this business going forward and integrating it together and the timing of seeing the true benefits of selling both products together to your top 20 comm equipment OEMs, how should we do thinking about that, Ron?

Ron Jankov - NetLogic Microsystems - President, CEO

Well, I think the synergies will be dramatic and immediate. I think RMI its customers have become very conservative in this economic environment, and they’re very hesitant to commit these five to seven-year programs to a private company. So I think RMI has a large architectural advantage. They clearly have the performance leadership on the high end of the market and the power leadership in the power sensitive part of the market.

So what has been holding them back the last 12 months really is being a private company. I think the very fact that we are together is going to give a huge immediate boost to their sales force and to our sales force selling their products. So I think there will be a very quick impact in terms of design wins and securing additional business.

I think the other area where there is going to be a very quick result is operational efficiencies. Our two operations teams have been working together, and we have found lots of areas where we can very significantly reduce cost both by bringing some of their techniques into NetLogic and especially taking some of the NetLogic high-volume techniques into RMI. So we see great synergies on the manufacturing and cost side. So there will be some very quick benefits upon closing.

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Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Operator

Sandy Harrison, Signal Hill.

Sandy Harrison - Signal Hill - Analyst

Good morning, everyone. Just a couple of quick questions, I guess one sort of financial and then one on a technical. If you look at all the changes in the industry in the last couple quarters and even over the last year or two, and you talk about a couple reasons some of them, Ron, from the perspective of NetLogic from a synergies perspective and then some from RMI from a customer comfort perspective.

If you could talk maybe what is the semiconductor economics in the changing environment, how much did that have; economies of scale versus some of the larger players in the market and just the overall cost of going to the lower process geometries and how prohibitive it can be? Could you talk a little bit about how that played in the whole scheme of things?

Ron Jankov - NetLogic Microsystems - President, CEO

Well, I think basically it is because of the challenges of what it takes, the critical mass you need to be able to continue to drive to the advanced technology nodes is certainly why this opportunity became available to us. RMI is a very strong company, and in a normal environment they would have had a blowout IPO. And I am very happy that the environment came together such that we had the opportunity to merge and create a stronger — what is going to be a much stronger entity by the two companies coming together and sharing our product expertise and manufacturing expertise, et cetera.

So I think this environment where — the difficult economic environment coupled with the need to move to 40 nanometer and on to 28 creates a unique opportunity for us to merge rather than go our separate ways. Sometimes the environment creates opportunity, and I think this is a clear example of that.

Sandy Harrison - Signal Hill - Analyst

And then a quick follow-up on technology. There have been a lot of religious type debates on multi-thread, multi-core versus non-multi-thread and multi-core and the like. In your due diligence at sort of looking at the different technologies out there and the different strategies, what was it that led you to believe that the multi-core, multi-thread is a better solution versus some of the other solutions out there that competitors have alleged?

Ron Jankov - NetLogic Microsystems - President, CEO

Well, we did a lot of diligence over many, many months. And I have found it very, very difficult in the high-performance segment — again, and this is the segment growing by far the fastest — I haven’t found a single guy who has really done a technical deep dive and not decided they needed to goal Multi-Core Multi-Threaded. Especially in the case of the data plane, things like a high-end media gateway for 3G/4G wireless, for example, or a security appliance where you to move — do an enormous amount of processing on lots — a very, very high wire speed amount of data.

Virtually all of them are choosing Multi-Core Multi-Threaded. And since RMI’s technology, as we mentioned on the call, six out of the seven of these security appliances, which is maybe the one of the most processing intensive applications for — on the data plane. So we found that it’s virtually unanimous Multi-Core Multi-Threaded if you want to really keep up with the performance needs of the converged IP network — video, 3G/4G, voice over IP, you name it, Multi-Core Multi-Threaded is the way to go.

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Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Sandy Harrison - Signal Hill - Analyst

Got you. And then finally, from an eco-system perspective, with these processors many times to support ECHO system whether it’s the software, firmware and others is an important or critical part of the whole solution. Have you talked to the eco-system partners and gotten a feel for the positioning out there and the ability for them to address and handle these changes?

Ron Jankov - NetLogic Microsystems - President, CEO

Absolutely. And this is one of the things where Behrooz’s tenure at the Company and where he’s really changed things dramatically. A couple of years ago this was a major shortcoming for RMI, but Behrooz has come in and beefed that up dramatically in the last couple years and the eco-system situation for our line is very strong right now and that’s actually why they’re kind of going into a period here where they’re hitting the neon design wins where design wins are coming at a much more rapid rate here in 2009 than they did last year thanks to the eco-system being complete.

Sandy Harrison - Signal Hill - Analyst

All right, thanks for taking my call.

Operator

Matt Robison, Wedbush Morgan security.

Matt Robison - Wedbush Morgan Security - Analyst

Thanks for taking my question. Mike, you said that $1.60 non-GAAP on $275 million in 2010 would not activate the earnout, is that what you said?

Mike Tate - NetLogic Microsystems - CFO

That’s right.

Matt Robison - Wedbush Morgan Security - Analyst

When did you file the pre merger notification with the FTC for the IDT asset purchase?

Mike Tate - NetLogic Microsystems - CFO

Shortly after the transaction.

Matt Robison - Wedbush Morgan Security - Analyst

So we’re about ready to see clearance from that if they’re not going to have a letter for you?

Mike Tate - NetLogic Microsystems - CFO

I think it’s proceeding in the ordinary course, we expect clearance to occur consistent with our original expectations.

Matt Robison - Wedbush Morgan Security - Analyst

Well they’ve got to send you something within 30 days, right?

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FINAL TRANSCRIPT

Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Mike Tate - NetLogic Microsystems - CFO

Yes.

Matt Robison - Wedbush Morgan Security - Analyst

So this week should we assume?

Mike Tate - NetLogic Microsystems - CFO

It usually takes a little bit of time to submit all the applications, so in the middle of June would be the 30-day time period.

Matt Robison - Wedbush Morgan Security - Analyst

Okay. So we would expect a similar sort of mid-June, mid-July cycle time for this one?

Mike Tate - NetLogic Microsystems - CFO

Yes, the typical turn around is 30 days.

Matt Robison - Wedbush Morgan Security - Analyst

Okay, right. The design flow you mentioned — was mentioned full custom. So the RMI products are not RTL?

Behrooz Abdi - RMI Corporation-President, CEO

It is a combination at the core level and some of the key processing cores there’s quite a bit of custom design. But then at the higher level there’s quite a bit of RTL (inaudible), so it is a combination. But you absolutely need the custom design expertise to really squeeze the last ounce of performance out of the processor.

Ron Jankov - NetLogic Microsystems - President, CEO

And that’s certainly a place that’s a synergy, right, where we have an enormous amount of — very, very experienced circuit design engineers. So we expect to throw some more resources at doing even more full custom in their pipeline to make it even faster and even lower power and further differentiate it from the guys who aren’t doing that.

Matt Robison - Wedbush Morgan Security - Analyst

Can you give me — so we get back into sort of a revenue per employee — update us on the revenue — or the employee headcount at NetLogic and then the two stages where you’ll get something from IDT maybe plus the RMI folks?

Ron Jankov - NetLogic Microsystems - President, CEO

If you look at NetLogic today, it’s approximately 250 employees and you know what our revenue expectation — your expectations for our revenue is for this year. We go to approximately double the amount of employees and approximately double the revenue, as well as the earnings per-share per employee. It’s all about it scales very nicely, everything is about double.

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FINAL TRANSCRIPT

Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Matt Robison - Wedbush Morgan Security - Analyst

Thanks a lot.

Operator

Suji De Silva, Kaufman Brothers.

Suji De Silva - Kaufman Brothers - Analyst

Congratulations on the announcement. Across the customers and end market, guys, were there any customers that particularly pushed for this or conversely are there any customers in the markets that you’re most excited about going after combined products?

Ron Jankov - NetLogic Microsystems - President, CEO

I would say if there’s one market that we’re most excited about it’s wireless infrastructure. We have a very clear — NetLogic-base company has a very strong position there and RMI has a particularly strong position there as well and that market is really exploding because what’s being rolled out now is still advanced 3G, when you’re talking about LTE light and then going to full on 4G, each of these cases requires a dramatic increase in processing performance, both in terms of the Multi-Core Multi-Threaded processors from RMI as well as our knowledge-based processors and NETL7 processors.

So there’s a great amount of synergy in that market. All the other markets are equally synergistic. I mean, our standard switch router market, the security appliance market, storage is a market where RMI is very strong and we’ve been trying to penetrate, so I think it’s a place where they can bring us along. So there are quite a few markets where we can work together.

Suji De Silva - Kaufman Brothers - Analyst

Okay, Ron, and onto the products. Does a single die solution make sense down the road and would that be — I think that would be fairly differentiated in the marketplace today were it to occur (multiple speakers).

Ron Jankov - NetLogic Microsystems - President, CEO

As far as combining the NetLogic with RMI?

Suji De Silva - Kaufman Brothers - Analyst

The common data plane, that’s right, yes.

Ron Jankov - NetLogic Microsystems - President, CEO

Yes, I think that’s clearly one of the great synergies moving forward for the Company. We don’t have anything to announce yet, but that’s a clear opportunity for us.

Suji De Silva - Kaufman Brothers - Analyst

Last quick question, Mike, any cash from RMI you guys bring over with the acquisition?

Mike Tate - NetLogic Microsystems - CFO

Negligible (multiple speakers) yes.

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FINAL TRANSCRIPT

Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Suji De Silva - Kaufman Brothers - Analyst

Great, thanks.

Operator

Nicholas Aberle, Caris & Company.

Nicholas Aberle - Caris & Co. - Analyst

First question is on the revenue expectation, $275 million and the $53 million non-GAAP OpEx; is there any way to split that out in terms of what the incremental impact is from both RMI separate from the IDT acquisition?

Mike Tate - NetLogic Microsystems - CFO

What we said is that RMI closed Q1 at $17 million a quarter and we see good growth from that run rate. So that leads you into 2010 from there. But that’s about as much granularity as we can give right now.

Nicholas Aberle - Caris & Co. - Analyst

So no granularity on the non-GAAP OpEx side from the split between IDT and RMI?

Mike Tate - NetLogic Microsystems - CFO

A substantial majority of the expenses are related to RMI, of the incremental spending that we talked about, the $53 million of non-GAAP at our 2010.

Nicholas Aberle - Caris & Co. - Analyst

Got you. And then just, for instance, for the $17 million in rev for Q1 is there type of split you could provide between what is the Alchemy-based revenue stream out of that versus the network processing business?

Mike Tate - NetLogic Microsystems - CFO

We’re not planning to split those two out.

Nicholas Aberle - Caris & Co. - Analyst

Okay, got you. And so, could you just remind us again what Alchemy is specifically and what the strategy is there and how that is synergistic or not synergistic with your current business?

Ron Jankov - NetLogic Microsystems - President, CEO

It’s a very, very low — Ultra Low-Power Processor. Again, it’s by far the lowest power in the market, highly integrated for these embedded solutions into enterprise, industrial and also these media rich connected devices. How it’s synergistic, it’s not — actually quite a few of the customers are our customers as an example Sun, Samsung, LG — these are all customers that we’ve dealt with on the knowledge-based processor side, so these are guys we want to work with on these products as well. So there is some customer overlap.

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FINAL TRANSCRIPT

Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

But where there isn’t is this product can leverage the CPU cores that are coming out of the RMI piece of the house. For example, we’re going to have these 40 nm cores that are super optimized and super low-power which will essentially generate the next generation of products for this product line. So we’ll be able to refresh this line and keep it strong for many, many years to come by leveraging the CPU expertise coming out of the communications side of the house on RMI. Behrooz, would you like to add to that at all?

Behrooz Abdi - RMI Corporation - President, CEO

Yes, if you look at the legacy of Alchemy, as Ron mentioned, ultra Low-Power Core connectivity and media and really bodes well for a lot of these embedded applications in industrial and industrial automation, products that require those three elements, especially the core itself. So there’s going to be a lot of synergy. And even prior to the discussions around this acquisition and merger we’ve been doing a lot of work with customers that are in those spaces and really garnering design wins in the enterprise space and those designs are right at the knee of production now. So the strategy of going into those markets together and really leveraging each other’s technology is very, very valid here.

Ron Jankov - NetLogic Microsystems - President, CEO

I think again one thing, although we’re not going to specifically split it out, talking just in a general viewpoint. I think one thing that makes it clear that RMI has a very differentiated product here is that the gross margin profile for this business is quite good. And so again, they’ve got a very differentiated product, they’re not just going after the me too stuff and we think that matches up well with NetLogic and, again, focusing on a truly innovative solution and going after those market segments that are willing to pay for that innovation and that differentiation.

Nicholas Aberle - Caris & Co. - Analyst

Got you. So one of the exciting parts of this deal is obviously the XLP line that was just launched here at Interop, when is that product going to be sampling and is there — do you guys already have design wins for that product currently?

Behrooz Abdi - RMI Corporation - President, CEO

Yes, the sampling schedule right now is early next year. What was the second part of your question, I apologize.

Nicholas Aberle - Caris & Co. - Analyst

So I guess you guys don’t have any formal design wins then yet for it?

Behrooz Abdi - RMI Corporation - President, CEO

A lot of the existing customers, those are the ones that will be migrating to this design and a lot of them have actually started working closely with us on board design. New customers, quite frankly, they’re very, very excited about the architecture. And one of the things that, in this environment especially, was challenging was the private nature of the Company which is why we’re really excited about this merger. Because that really gives us the public company transparency and the financial — the background to go and get those new design wins, so we’re really a thought excited about that part.

Ron Jankov - NetLogic Microsystems - President, CEO

And I can confirm that from our diligence is that there are some very large customers who are not on RMI’s current customer list who are very interested in this part. And basically, just to second what Behrooz said, they said look we would love to use this part, but we can’t buy it from a private company even though they didn’t know we were specifically looking at merging with them. So there’s no question in my mind that we can rapidly expand the customer base with this part.

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FINAL TRANSCRIPT

Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Nicholas Aberle - Caris & Co. - Analyst

Got you. Ron, could you talk about maybe how this deal would affect your relationship with other merchant network processing unit partners?

Ron Jankov - NetLogic Microsystems - President, CEO

Well, we’re a customer driven company. And there’s no question that we’re going to support all of our current customers and all of our current partners because it would be hurting the customer, not the partner, for us to not give them the best in class Layer 4 and Layer 7 products from NetLogic or Layer 1 PHY as well. So we certainly will support all of our current partners and concentrate on making the customer happy and making sure the customer has the best-in-class products.

Nicholas Aberle - Caris & Co. - Analyst

Perfect. Last question, Mike, could you give us any thoughts on just the valuation methodology behind the acquisition? Thanks.

Mike Tate - NetLogic Microsystems - CFO

Yes, we value the Company based on the growth profile and also the margins line up very nicely with us. So it was a combination of multiples of revenues and for the space. But we feel there’s a very good value, the earnout we think — we conservatively modeled the revenues without earnout, but we think the earnout can be achievable and we’re working — we hope it is and we look forward to the opportunity to paythat out as well.

Ron Jankov - NetLogic Microsystems - President, CEO

Just to emphasize that if we do pay on that earnout it would mean that we would have to significantly beat those numbers that Mike quoted. And I’d like to add one more thing to this. I think it’s very, very significant that this business as a private company with all of the difficulties in terms of getting best wafer pricing, best package pricing, in terms of having the amount of engineers you can throw at yield problems and things like that, the fact that this product, including this single core low-power stuff that goes into the enterprise and media rich environment there, all across the board they’re getting the 62% to 63% gross margin as a private company.

Combined with NetLogic and our manufacturing leverage, etc., there’s a pretty straightforward route to 65% and that’s pretty unique in this environment. And I think that really shows how clearly differentiated a product portfolio they have. When we look — we want to look out there to find companies that can meet our business profile and our business — long-term business plan and that means 65 points gross margin. So we have to have a company that designs highly differentiated, highly innovative and highly valuable products and RMI is proven to be one of the very few, certainly at this side of the revenue, who’s been able to do that.

Operator

Ruben Roy, Pacific Crest.

Ruben Roy - Pacific Crest - Analyst

Ron, you talked a little bit about other merchant processor vendors. I guess there was a hint there on Cavium. Clearly you have relationships with Cavium, ReferenceDesigns, etc. Do you expect those relationships to change in the near term and any other comments on the competitive landscape, perhaps a little bit on folks like EZchip or Freescale? Thank you.

Ron Jankov - NetLogic Microsystems - President, CEO

Sure. Well we certainly — there’s no way we would walk away from any partnership with Cavium, the customer is first and we’re going to make sure that the customer is very comfortable, that any joint designs of Cavium and NetLogic are fully supported and we’ll support them as well as we’ll support any other product. We don’t want there to be any question about that.

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FINAL TRANSCRIPT

Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

What we see in terms of let’s say EZchip, we don’t see them as a direct competitor. What they do is closer to a customer ASIC, so they compete more with internal Cisco designs or internal Juniper designs, essentially ASICs, internal customer ASIC against a network processor. We’re a Multi-Core Multi-Threaded engine and basically highly programmable applications. And so really we’re not competitive with EZchip and I expect to maintain the very close relationship we have with EZchip and I hope to take that from NP3 to 4 to 5 to 6 or whatever. So I think we expect that relationship to continue to be very close.

In terms of Freescale, I think they are more of a direct competitor particularly in some of the markets that we’re going to be going after. So I think with the advantage we have here is again the innovation of the RMI team, their multi-threaded technology. Also as I mentioned on the call, this fast messaging network, the core-to-core communications and the core-to-memory, really they have a CPU architecture here which is the state of the art.

It’s all of the most advanced techniques available in the industry that have been implemented into this architecture and truly separates it in terms of the best in class for the high-performance processing. So I really think that puts us in a class of our own for that processor.

Ruben Roy - Pacific Crest - Analyst

Great. And then just a quick follow-up, Ron. You talked about wireless infrastructure as being the key — one of the key markets near term or over the medium term and you talked about advance 3G and then LTE. In terms of the areas of the network, I believe that some of RMI’s products are targeted at base stations. Is that the key area that you would be looking towards winning designs in or does it extend further into the wireless infrastructure network?

Ron Jankov - NetLogic Microsystems - President, CEO

It extends further. Clearly base stations is a very high volume, very high dollar opportunity, but also the radio network controllers that sit behind it, the media gateways that sit behind that, the big switches and routers that sit behind those, RMI has design wins up and down the pipeline, even — we’ll call it even more dispersed than the NetLogic. They can go to places that — even beyond where our products go.

Ruben Roy - Pacific Crest - Analyst

That’s great. Thanks, Ron.

Operator

Alex Gauna, JMP Securities.

Alex Gauna - JMP Securities - Analyst

Thanks very much and congratulations to all of you, it looks like you’ve put together a pretty powerful combination here. I was wondering if you could let us know, how fast is RMI actually growing year on year right now?

Mike Tate - NetLogic Microsystems - CFO

I don’t think we can be specific on that. The one thing to highlight is, as we said on the call, the XLS and XLR revenues have been consistently growing as they ramp up. It’s 10 consecutive quarters of growth so going — even including Q4 in Q1. So we’re very excited about that. The Alchemy business, like most businesses, had a little softness in the Q4 timeframe, but also this has a pretty good growth profile going into 2009.

So we think the growth profile going forward probably augments NetLogic nicely. I think the market should the able to provide us growth consistent or even above NetLogic just given their presence in a lot of the same growth end markets like the 3G and 4G wireless that we have.

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FINAL TRANSCRIPT

Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Ron Jankov - NetLogic Microsystems - President, CEO

A couple other comments. They’re a little bit earlier in the ramp cycle than we are. Even though we’re quite early in our ramp cycle with 3G and with wireline, telco and all that, they’re even earlier. So the really high growth area is ahead of them for sure. I think that’s one thing.

Also, again to repeat what I said earlier, when you look at the revenue numbers and EPS numbers that Mike gave for 2010, then you’ll come to the conclusion that it doesn’t look like RMI is growing very fast, but that’s because we put in a very, very conservative forecast, kind of a worst-case scenario there, and again, where they don’t even hit any of their earnout. So if they do anywhere near the forecast they’re expecting the growth rate will be very strong.

Alex Gauna - JMP Securities - Analyst

And just to clarify on that 2010 outlook, does that $275 million you outlined include consideration for IDT or it does not?

Mike Tate - NetLogic Microsystems - CFO

It includes IDT’s business, yes.

Alex Gauna - JMP Securities - Analyst

Okay. And what about any kind of customer concentration or business mix you can speak to? Do they have greater than 10% customers and can you break out maybe enterprise versus WAN versus consumer?

Ron Jankov - NetLogic Microsystems - President, CEO

Well, they have virtually no penetration at Cisco, so the Cisco percentage will come down. They’re very strong at Huawei, at Dell, at McAfee, at Juniper — I’m sorry — at ZTE.

Alex Gauna - JMP Securities - Analyst

But none of those greater than 10%?

Ron Jankov - NetLogic Microsystems - President, CEO

Behrooz?

Behrooz Abdi - RMI Corporation - President, CEO

Dell is currently is for our business.

Ron Jankov - NetLogic Microsystems - President, CEO

Dell would be the one but probably won’t the 10% of the combined company.

Behrooz Abdi - RMI Corporation - President, CEO

Right.

Alex Gauna - JMP Securities - Analyst

And then in terms of business mix right now, enterprise to WAN or consumer, any kind of color there?

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FINAL TRANSCRIPT

Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Mike Tate - NetLogic Microsystems - CFO

We can’t break that out right quite yet.

Alex Gauna - JMP Securities - Analyst

Okay. And then you mentioned the gross margins and obviously an opportunity for accretion for all of you in this environment. Currently are the gross margins accretive or dilutive to the NetLogic model?

Mike Tate - NetLogic Microsystems - CFO

Currently they’re in the low 60%. We think — we’ve conservatively laid out a plan to get it to 65% by the end of 2010.

Alex Gauna - JMP Securities - Analyst

And were there — Ron, you mentioned this and obviously it exists in the industry, there are OEMs that do need a public entity to deal with here. In the due diligence process you heard about this, but are there any specific customers? We’ve heard of this happening in the past where they said you go out and acquire this and then we can bring it?

Ron Jankov - NetLogic Microsystems - President, CEO

Yes.

Alex Gauna - JMP Securities - Analyst

Okay, very good. Thanks very much and congratulations.

Ron Jankov - NetLogic Microsystems - President, CEO

One more thing on that gross margin. I think Mike’s being real conservative. I met last night with my VP of operations and he had just met with his RMI counterpart and we believe we can get there much faster than the end of 2010.

Alex Gauna - JMP Securities - Analyst

Okay. All right, thanks very much. Again congratulations.

Behrooz Abdi - RMI Corporation - President, CEO

Thank you.

Operator

Gary Mobley, Noble Financial Group.

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FINAL TRANSCRIPT

Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Gary Mobley - Noble Financial Group - Analyst

Mike, I just wanted to clarify something. Based on current visibility you expect the three businesses combined to generate roughly $275 million in which case the earnout for RMI would not be achieved so that’s point’s conservatism. And then on that revenue run rate you’re expecting a non-GAAP earnings per share run rate of $1.60 and then if that’s true, if you can confirm that, how dilutive specifically is the RMI acquisition?

Mike Tate - NetLogic Microsystems - CFO

We did say $275 million, that includes IDT, RMI and NetLogic combined, 65% gross margin is still our model. We’re targeting $1.60 in non-GAAP EPS next year. We’re not breaking out the accretion or dilution of the IDT or RMI separately at this point though.

Gary Mobley - Noble Financial Group - Analyst

Okay. Who’s the largest equity holder of RMI?

Ron Jankov - NetLogic Microsystems - President, CEO

Warburg Pincus is the answer.

Gary Mobley - Noble Financial Group - Analyst

All right, thank you, guys.

Operator

Hans Mosesman, Raymond James.

Hans Mosesman - Raymond James - Analyst

Thanks. Most of my questions have been asked. Did you say what RMI’s revenues were for 2008? And if so, what were they?

Mike Tate - NetLogic Microsystems - CFO

They were almost $79 million.

Hans Mosesman - Raymond James - Analyst

Great, and if you can clarify the XLS product sampling next year, not the end of this year?

Ron Jankov - NetLogic Microsystems - President, CEO

The XLR and XLS are in volume production today, those already are the leading edge — the fastest products that are in the market. The XLP is late this year/very, very early next year.

Hans Mosesman - Raymond James - Analyst

Great, thank you.

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FINAL TRANSCRIPT

Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Operator

Kevin Cassidy, Thomas Weisel Partners.

Kevin Cassidy - Thomas Weisel Partners - Analyst

Thanks. Congratulations on the acquisition. You had mentioned security as a new growth vector and that RMI had six of seven key security customers. Can you say what percentage of revenue that was for RMI?

Behrooz Abdi - RMI Corporation - President, CEO

We haven’t really — we never really gave any break upon that in the past, so we haven’t done that.

Kevin Cassidy - Thomas Weisel Partners - Analyst

Is there a —?

Behrooz Abdi - RMI Corporation - President, CEO

That was one of the early design wins for us quite frankly. The Company was — the first set of products and customers that — the RMI went after were the security market because just the combination of data plane, throughput performance as well as the security accelerated security block that we had that’s fairly unique in terms of autonomous security.

So that was the first market that we went after all companies like Huawei-Symantec, we did a public announcement, a press conference with them in China last year that we are basically the exclusive processor for that entity, we have design wins and in production and in multiple security customer all of the top five, top 10 customers.

Ron Jankov - NetLogic Microsystems - President, CEO

And the good news about that is even though that was one of their early design wins, when you look at their design win ramp there’s lots of new boxes that are going to continue to ramp out here in the near future. For example, the penetration at Juniper is going up significantly, which could drive upside.

Behrooz Abdi - RMI Corporation - President, CEO

The other thing with security is that it is a key feature in not just the security specific markets but in the future in a lot of various different network gears whether it’s in the telcom. So you can think of it as a feature in something that you’ve got to have as part of the product portfolio as part of the integration, so we’re very happy that we’re one of the first ones out there with that kind of functionality.

Kevin Cassidy - Thomas Weisel Partners - Analyst

That’s great, it sounds like you have a good foothold. From a NetLogic point of view what kind of TAM do you expect the market to open up?

Ron Jankov - NetLogic Microsystems - President, CEO

Well, as far as the kind of TAM where they’re in a very, very strong and leadership position right now it’s around $500 million to $1 billion. But with some pretty minor changes to the road map, in 2010 we’re going to be in a great position together to go after a $2.5 billion TAM. The $6 billion TAM, maybe that will wait until 2011, but certainly in 2010 we can be going after the $2.5 billion TAM.

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FINAL TRANSCRIPT

Jun 01, 2009 / 12:30PM GMT, NETL - NetLogic Microsystems RMI Corporation Merger Announcement

Kevin Cassidy - Thomas Weisel Partners - Analyst

Okay, great. Thank you.

Operator

At this time we are showing no further questions available. Mr. Jankov, you may proceed.

Ron Jankov - NetLogic Microsystems - President, CEO

Thank you and thanks to everyone for joining us today. During the balance of the second quarter we will be participating in several conferences and bus tours around the country and we hope to see many of you there. We thank you for your continued interest in NetLogic Microsystems and we look forward to speaking with you in the near future. Thank you.

Mike Tate - NetLogic Microsystems - CFO

Thanks.

Operator

Thank you for your participation in today’s conference. This concludes the presentation, you may now disconnect. Have a great day.

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